Table of Contents

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 9, 2005
SIMMONS BEDDING COMPANY
(formerly known as Simmons Company)

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

333-113861	13-3875743

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800, Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)
(770) 512-7700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01. Entry Into a Material Agreement.
Pursuant to a written General Release and Separation Agreement, dated August 9, 2005 (the “Separation Agreement”), between Robert W. Hellyer and Simmons Bedding Company (“the Company”), Mr. Hellyer, the former President of the Company, agreed to terminate his employment with the Company. The Separation Agreement is filed with this report as Exhibit 10.1, and its contents are incorporated by reference into this Item 1.01.
Item 5.02. Departure of Directors or Principal Officers.
On June 29, 2005 (the “Separation Date”), Simmons Bedding Company announced that Robert W. Hellyer would be leaving the Company as President. On August 9, 2005, the Company received a signed copy of Mr. Hellyer’s Separation Agreement, officially terminating Mr. Hellyer’s employment with the Company.
Under the Separation Agreement, Mr. Hellyer will be paid his former annual salary of $470,000 for a two year period, totaling $940,000. In addition to his base salary, Mr. Hellyer may continue to participate in the Company’s health benefits at the same level of participation that was in effect immediately prior to the Separation Date until the earlier of June 30, 2007 or when Mr. Hellyer commences employment in which he receives health benefits. Additionally, Mr. Hellyer will receive payment for his vested shares of Class A and Class B stock of the Company’s indirect parent, Simmons Company, at their respective fair market values as determined by the Company’s Board of Directors. The preceding description of the terms of the Separation Agreement is qualified in its entirety by reference to Exhibit 10.1 to this report.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
10.1	General Release and Separation Agreement between Simmons Bedding Company and Robert W. Hellyer dated August 9, 2005.
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Bedding Company has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.
SIMMONS BEDDING COMPANY

By:	/s/ William S. Creekmuir

William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date:	August 12, 2005
EXHIBIT INDEX

Exhibit
Number	Exhibit Name
10.1	General Release and Separation Agreement between Simmons Bedding Company and Robert W. Hellyer dated August 9, 2005.